EXHIBIT 3.4


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                     RIGL CORPORATION, a Nevada corporation


     Pursuant to the provisions of the Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:

FIRST:              The name of the corporation is RIGL CORPORATION

SECOND: The following sets forth the amendment to the following article:

                    1.     Name.  The name of the corporation is
                           ----

                           YP.NET, INC. (the "Corporation")

THIRD: The amendment was adopted and approved by the shareholders on August 12, 1999. The number of shares outstanding at the time of such adoption was 38,524,603 and the number of shares entitled to vote thereon was 38,524,603. The number of shares voted for the amendment were 25,176,771. The number of votes for the amendment were sufficient for approval.



DATED September 13, 1999

                                        RIGL CORPORATION, a Nevada
                                        Corporation



                                        By:  /s/ Kevin L. Jones
                                           -------------------------
                                                 Kevin L. Jones, President


                                        By:  /s/ Peter de Krey
                                           -------------------------
                                                 Peter de Krey, Secretary

STATE OF ARIZONA    )
                    )  ss.
COUNTY of Maricopa  )

On September 13, 1999, personally appeared before me, a Notary Public, for the State and County aforesaid, KEVIN L JONES, as President of RIGL CORPORATION, who acknowledged that he executed the above instrument.

                                           /s/  Diane N. Leonard
                                           --------------------------------
                                           Notary Public

                          Official Seal
                         DIANE N. LEONARD
[Notarial Seal]   Notary Public - State of Arizona
                         MARICOPA COUNTY
                   My Comm. Expires May 15, 2002
                  --------------------------------
                       (NOTARY STAMP OR SEAL)


STATE OF ARIZONA    )
                    )  ss.
COUNTY of Maricopa  )

On September 13, 1999, personally appeared before me, a Notary Public, for the State and County aforesaid, PETER DE KREY, as President of RIGL CORPORATION, who acknowledged that he executed the above instrument.

                                           /s/  Diane N. Leonard
                                           --------------------------------
                                           Notary Public

                          Official Seal
                         DIANE N. LEONARD
[Notarial Seal]   Notary Public - State of Arizona
                         MARICOPA COUNTY
                   My Comm. Expires May 15, 2002
                  --------------------------------
                       (NOTARY STAMP OR SEAL)